                                                                  Exhibit 3.1.2

                        CERTIFICATE OF INCORPORATION
                                     OF
                                SELFIX, INC.

     The undersigned, a natural person, for the purposes of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "Delaware General Corporation Law"), hereby certifies that:

     FIRST: The name of the corporation (hereinafter called the "Corporation") is:

                                SELFIX, INC.

     SECOND: The address, including street, number, city and county of the registered office of the Corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent, and the name of the registered agent of the Corporation in the State of Delaware at such address is United States Corporation Company.

     THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 5,500,000 shares. Of such authorization, 5,000,000 shares shall be designated as Common Stock and shall have a par value of $0.01 per share and 500,000 shares shall be designated as Preferred Stock and shall have a par value of $0.01 per share. The Preferred Stock may be issued from time to time in one or more series. The number of shares, the stated value and interest rate, if any, of each such series and the preferences and relative, participating and special rights and the qualifications, limitations or restrictions shall be fixed in the case of each series by resolution of the Board of Directors at the time of issuance subject in all cases to the laws of the State of Delaware applicable thereto, and set forth in a certificate of designation filed and recorded with respect to each series in accordance with the laws of the State of Delaware.

     Any and all such shares issued, and for which the full consideration has been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

FIFTH:The name and the mailing address of the sole incorporator is as follows:

          Name                                 Mailing Address
          ----                                 ---------------

          Karen J. Gilbert                     30 South Wacker Drive
                                               Suite 2900
                                               Chicago, Illinois 60606


     SIXTH: The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 179 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation as the case may be, and also on this Corporation.

     EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

1. The number of directors of the Corporation shall be as specified in the By-Laws of the Corporation but such number may from time to time be increased or decreased in such manner as may be prescribed by the By-Laws. In no event shall the number of directors be less than the minimum prescribed by law. The election of directors need not be by ballot. Directors need not be stockholders.

2. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make,



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


     alter, amend, and repeal By-Laws, subject to the power of the stockholders to alter or repeal By-Laws made by the Board of Directors.

3. Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-Laws of the Corporation.

4. Stockholders of the Corporation shall have no pre-emptive right to subscribe to any capital stock to be hereafter issued, whether now authorized and unissued or hereafter authorized.

5. In the absence of fraud, no contract or other transaction between the Corporation and any other Corporation and no act of the Corporation, shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other Corporation; and in the absence of fraud, any director, individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation; provided, in any case, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or the majority thereof; and any director of the Corporation, who is also a director or officer of any such other Corporation, or who is also interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract, act or transaction, and may vote thereat to authorize any such contract, act or transaction, with like force and effect as if he were not such director or officer of such other corporation, or not so interested.

6. To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended, no director of this Corporation shall be liable to this Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

     NINTH: (a) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action is an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by and in the manner set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

     (b) If a claim under paragraph (a) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any


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



statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     (e) For the purposes of this Article, references to "the Corporation" include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     For the purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate are granted subject to the provisions of this Article TENTH.

Executed at Chicago, Illinois on the 15th day of May, 1987.

                            __________________________
                            Karen J. Gilbert
                            Incorporator


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


                        PLAN AND AGREEMENT OF MERGER
                               by and between
                                Selfix, Inc.,
                           an Illinois Corporation
                                     and
                                Selfix, Inc.,
                           a Delaware Corporation


     This Plan and Agreement of Merger is made pursuant to Section 11.35 of the Illinois Business Corporation Act of 1983 and Section 252 of the Delaware General Corporation Law by and between Selfix, Inc., an Illinois corporation (the "Terminating Corporation") and Selfix, Inc., a Delaware corporation (the "Surviving Corporation").

                                  RECITALS

     WHEREAS,

     A. The Terminating Corporation is authorized to issue 1,000 shares of $100.00 par value Common Stock of which 500 shares are issued and outstanding; and

     B. The Surviving Corporation, of which the Terminating Corporation is the sole stockholder, is authorized to issue 5,000,000 shares of $0.01 par value Common Stock, of which one share is issued and outstanding, and 500,000 shares of $0.01 par value Preferred Stock, of which no shares have been issued; and

     C. The respective Boards of Directors of the Terminating Corporation and the Surviving Corporation have determined that it is in the best interests of the parties to merge the Terminating Corporation into the Surviving Corporation (the "Merger") in a transaction intended to qualify as a reorganization under
Section 368(a)(1)(F) of the Internal Revenue Code of 1986 on the terms and conditions herein contained in order to create a single entity organized under the laws of the State of Delaware;

     D. Jeffrey C. Rubenstein of 30 South Wacker Drive, Suite 2900, Chicago, Illinois 60606, is the registered agent of the Terminating Corporation upon whom process against the Terminating Corporation may be served in the State of Illinois; and

     E. United States Corporation Company of 229 South State Street, Dover, Delaware 19901 is the registered agent of the Surviving Corporation upon whom process against the Surviving Corporation may be served in the State of Delaware; and

     F. Jeffrey C. Rubenstein of 30 South Wacker Drive, Suite 2900, Chicago, Illinois 60606 will be the registered agent of the Surviving Corporation upon whom process against the Surviving Corporation may be served in the State of Illinois; and

     G. The Surviving Corporation has not commenced to do business and has no liabilities other than the reasonable costs incurred in conjunction with its incorporation.

                            TERMS AND CONDITIONS

     NOW, THEREFORE, the parties to this Plan and Agreement of Merger, in consideration of the premises, mutual covenants, agreements and provisions herein contained, do hereby agree to and prescribe the terms and conditions of the Merger and the mode of carrying the same into effect as follows:

     1. Merger. The Terminating Corporation shall be merged into the Surviving Corporation.

     2. Effective Date. The Merger shall become effective on May 20, 1987 (the "Effective Date").

     3. Surviving Corporation. The Surviving Corporation shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, but the separate corporate existence of the Terminating Corporation shall cease forthwith upon the Effective Date, or as soon thereafter as is reasonably possible.

     4. Name of Surviving Corporation. The name of the Surviving Corporation shall be Selfix, Inc.

     5. Authorized Capital. The authorized capital stock of the Surviving Corporation following the Effective Date will be 5,000,000 shares of Common Stock, $0.01 par value per share, and 500,000 shares of Preferred Stock, $0.01 par value per share, the same as at present, unless and until such authorized capital shall be changed in accordance with the laws of the State of Delaware.

     6. Certificate of Incorporation. The present Certificate of Incorporation of the Surviving Corporation shall continue to be the Surviving Corporation's Certificate of Incorporation following the Effective Date, unless and until the same shall be otherwise amended or repealed in accordance with the provisions thereof and in accordance with the laws of the State of Delaware.

     7. By-Laws. The present By-Laws of the Surviving Corporation shall be the By-Laws of the Surviving Corporation following the Effective Date unless and until the same shall be otherwise amended or repealed in accordance with the provisions thereof and of the Surviving Corporation's Certificate of Incorporation and in accordance with the laws of the State of Delaware.

     8. Employees. Immediately upon the Effective Date, the employees of the Terminating Corporation shall become the employees of the Surviving Corporation, and shall continue to be entitled to the same rights and benefits they enjoyed as employees of the Terminating Corporation.

     9. Incentive Stock Option Plan. Immediately upon the Effective Date, the Surviving Corporation will assume and continue as its own the Incentive and Nonstatutory Stock Option Plan (the "Plan") of the Terminating Corporation as it exists on the Effective Date, subject only to (a) the substitution of 2,615 shares of the Surviving Corporation's Common Stock, $0.01 par value per share for each share of Common Stock of the Terminating Corporation subject to such plan, and (b) those adjustments in the exercise price and the number of shares subject to each outstanding option previously granted pursuant to the Plan, as such adjustments are effected pursuant to Article VI of the Plan.

     10. Directors and Officers. The Terminating Corporation and the Surviving Corporation hereby agree to cause the election or appointment of the Terminating Corporation's directors and officers as the directors and officers of the Surviving Corporation effective on or prior to the day preceding the Effective Date. All such directors and officers shall continue in office until their successors shall have been duly elected and qualified.

     11. Conversion of Outstanding Shares of Terminating Corporation. The manner and basis of converting the outstanding shares of capital stock of the Terminating Corporation into the shares of the Surviving Corporation shall be as follows:

         a. As of the Effective Date, by virtue of the Merger and without any further action on the part of the Surviving Corporation, the Terminating Corporation or the holders thereof, each share of the Common Stock of the Terminating Corporation which is issued and outstanding immediately prior thereto shall be converted into 2,615 shares of the Surviving Corporation's Common Stock, $0.01 par value, except that the one share of such stock currently owned by the Terminating Corporation shall thereupon be surrendered and cancelled.

         b. Upon surrender of the certificates of the capital stock of the Terminating Corporation to the Surviving Corporation, said
     Certificates shall be cancelled by the Surviving Corporation and the Surviving Corporation's Common Stock, $0.01 par value, will be issued to the holders of such certificates of record as of the Effective Date in the appropriate amounts as calculated in accordance with the preceding paragraph. Until so surrendered, each certificate representing the Terminating Corporation's Common Stock shall be deemed for all corporate purposes to evidence the number of shares of the Surviving Corporation's Common Stock into which such shares of the Terminating Corporation's Common Stock have been converted in the Merger.


     12. Transfer of Tangible and Intangible Property Interests upon the Effective Date. Immediately upon the Effective Date, without limiting the force and effect of any applicable provisions of the Illinois Business Corporation Act of 1983 and the Delaware General Corporation Law with respect to the legal effect of the Merger, all the real and personal property rights and interests, privileges, franchises, patents, trade secrets, confidential information, trademarks, licenses, registrations and all other legal rights and assets of every kind and description of the Terminating Corporation, whether tangible or intangible, shall be automatically transferred to, vested in and devolve upon the Surviving Corporation without further act or deed; and all property, rights and every other interest of the Surviving Corporation and of the Terminating Corporation shall be as effectively the property of the Surviving Corporation as they theretofore were of the Surviving Corporation and the Terminating Corporation, respectively.
The Terminating Corporation, and its directors and officers, hereby agree from time to time as and when requested by the Surviving Corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other actions as the Surviving Corporation may deem necessary or desirable in order to vest in, and confirm to, the Surviving Corporation, title to and possession of any and all property of such Terminating Corporation acquired or to be acquired by reason or as a result of the Merger and otherwise to carry out all of the intents and purposes hereof. The proper officers and directors of the Terminating Corporation and the proper officers and directors of the Surviving Corporation are hereby fully authorized in the name of the Terminating Corporation and the Surviving Corporation, respectively, to take any and all such actions on behalf of the respective corporations.

     13. Assumption of Contracts. Immediately upon the Effective Date, without limiting the force and effect of any applicable provisions of the Illinois Business Corporation Act of 1983 and the Delaware General Corporation Law with respect to the legal effect of the Merger, all of contracts and agreements to which the Terminating Corporation is a party shall be automatically assumed by the Surviving Corporation.

     14. Representations of the Terminating Corporation and the Surviving Corporation. The Terminating Corporation and the Surviving Corporation each hereby represents and warrants that it is not a party, jointly or severally, to any contract or agreement, the terms of which would be violated or breached by it upon execution and consummation of this Plan and Agreement of Merger, such that this Plan and Agreement of Merger is enforceable against each of the respective corporations in accordance with its terms.

     15. Survival of Representations. All representations and warranties of the Terminating Corporation and of the Surviving Corporation contained in this or any other instrument delivered by or on behalf of any of them are true and correct now, will be true and correct on the Effective Date with the same force and effect as if made on and as of said date, and will survive the Effective Date for a period of two (2) years.

     16. Entire Agreement. This Plan and Agreement of Merger constitutes the entire agreement by and between the parties hereto with respect to the matters herein contemplated. This Plan and Agreement of Merger supersedes all previous agreements, negotiations and commitments in respect thereto. This Plan and Agreement of Merger shall not be changed or modified in any manner, except by mutual consent in a writing of subsequent date signed by the duly authorized representations of each party hereto.

     17. Further Assurances. Following the receipt of all required approvals of this Plan and Agreement of Merger by the respective stockholders of the parties, as applicable, each of the parties hereto shall immediately execute and deliver to the other party hereto and file with appropriate governmental authorities such instruments as may be reasonably required in connection with the consummation of the Merger contemplated hereby.

     18. Binding Effect. This Plan and Agreement of Merger shall be binding upon and inure to the benefit of all of the parties hereto and their respective successors in interest.

     19. Miscellaneous. Paragraph headings do not form a part of this Plan and Agreement of Merger, but are for convenience of reference only and shall not limit or affect in any way the meaning or interpretation hereof. The failure of either party to enforce any of the provisions hereof shall not waive or limit the right of such party thereafter to strictly enforce such provision, or of the right of such party thereafter to enforce each and every provision hereof.

     20. Revocability of Plan and Agreement. Anything herein or elsewhere to the contrary notwithstanding, this Plan and Agreement of Merger may be terminated and abandoned by the Board of Directors of the Terminating Corporation or of the Surviving Corporation at any time prior to the date of filing the required Plan and Agreement of Merger or Certificate of Merger and the required Articles of Merger, respectively, with the Secretaries of State of the States of Delaware and Illinois.

     21. Service of Process. The Surviving Corporation hereby agrees that it may be served with process in the States of Delaware and Illinois in any proceeding for the enforcement of any obligation of the Terminating Corporation and in any proceeding for the enforcement of rights of dissenting shareholders, if any, of such corporation. The Surviving Corporation hereby irrevocably appoints the Secretary of State of the State of Illinois as its agent to accept service of process in any such proceeding; hereby designates the following address to which a copy of any such process shall be mailed by such Secretary of State: Jeffrey C. Rubenstein, 30 South Wacker Drive, Suite 2900, Chicago, Illinois 60606; and hereby agrees that it will pay the dissenting shareholders, if any, of the Terminating Corporation the amount, if any, to which they shall be entitled under the provisions of the Illinois Business Corporation Act of 1983 with respect to the rights of dissenting shareholders.

     IN WITNESS WHEREOF, the parties hereto, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have caused this Plan and

Agreement of Merger to be executed by their respective Presidents and attested by their respective Secretaries or Assistant Secretaries this ______ day of __________, 1998.

                                     Selfix, Inc.,
                                     an Illinois corporation


Attest:                              By:
                                        ---------------------
                                        Meyer J. Ragir, Chief
                                        Executive Officer


----------------------
Jeffrey C. Rubenstein,
Asst. Secretary


                                     Selfix, Inc.,
                                     a Delaware corporation


Attest:                              By:
                                        ---------------------
                                        Meyer J. Ragir, Chief
                                        Executive Officer



----------------------
Jeffrey C. Rubenstein,
Asst. Secretary

                                 CERTIFICATE


     I, Jeffrey C. Rubenstein, Assistant Secretary of SELFIX, INC. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certify as such Assistant Secretary, that the Plan and Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the Corporation and having been signed on behalf of SELFIX, INC., a corporation of the State of Illinois, has been consented to in writing by all of the stockholders of the Corporation entitled to vote on the Plan and Agreement of Merger.

     WITNESS my hand on this ______ day of _________________, 1998.


                                              -------------------
                                              Assistant Secretary

                                  CERTIFICATE


     I, Jeffrey C. Rubenstein, Assistant Secretary of SELFIX, INC. (the "Corporation"), a corporation organized and existing under the laws of the State of Illinois, hereby certify, as such Assistant Secretary, that the Plan and Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the Corporation and having been signed on behalf of SELFIX, INC., a corporation of the State of Delaware, has been consented to in writing by all of the shareholders of the Corporation entitled to vote on the Plan and Agreement of Merger.

     WITNESS my hand on this ______ day of _________________, 1998.


                                              -------------------
                                              Assistant Secretary

     THE ABOVE PLAN AND AGREEMENT OF MERGER, having been executed on behalf of each corporate party thereto, and having been adopted separately by each corporate party thereto, in accordance with the provisions of the General Corporation Law of the State of Delaware and the Illinois Business Corporation Act of 1983, the President of each corporate party thereto does now hereby execute the said Plan and Agreement of Merger and the Secretary or Assistant Secretary of each corporate party thereto does now hereby attest the said Plan and Agreement of Merger, as the respective act, deed and agreement of each of said corporations, on this ______ day of __________________, 1998.

                               SELFIX, INC.,
                               a Delaware corporation


Attest:                        By:
                                   ---------------------
                                   Meyer J. Ragir, Chief
                                   Executive Officer



----------------------
Jeffrey C. Rubenstein,
Asst. Secretary


                               SELFIX, INC.,
                               an Illinois corporation


Attest:                        By:
                                   ---------------------
                                   Meyer J. Ragir, Chief
                                   Executive Officer



----------------------
Jeffrey C. Rubenstein,
Asst. Secretary

                          CERTIFICATE OF AMENDMENT
                       OF CERTIFICATE OF INCORPORATION
                               OF SELFIX, INC.

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is Selfix, Inc.

     2. The Certificate of Incorporation of the Corporation is hereby amended as follows:

Amendment of Article NINTH to be restated in its entirety as follows:

     NINTH:

     (a) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by and in the manner set forth in the Delaware General Corporation Law, as the same exists, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except at provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

      (b) If a claim under paragraph (a) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

      (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      (e) For the purposes of this Article, references to "the Corporation" include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

           For the purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fine" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and reference to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     3. The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on June 30, 1987.



                                    __________________________________________
                                                                     President

ATTEST:


__________________________
           Asst. Secretary

                          CERTIFICATE OF AMENDMENT
                                     OF
                        CERTIFICATE OF INCORPORATION
                                     OF
                                SELFIX, INC.

     Selfix, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment to the Corporation's Certificate of Incorporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

           RESOLVED, that the Corporation's Certificate of Incorporation be amended by changing ARTICLE FOURTH thereof so that, as amended, said ARTICLE FOURTH shall be and read as follows:


      FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Eight Million (8,000,000) shares. Of such authorization, Seven Million Five Hundred Thousand (7,500,000) are designated as Common Stock, $0.01 par value per share, and Five Hundred Thousand (500,000) are designated as Preferred Stock, $0.01 par value per share. The Preferred Stock may be issued from time to time in one or more series. The number of shares, the stated value and interest rate, if any, of each such series and the preferences and relative, participating and special rights and the qualifications, limitations or restrictions shall be fixed in the case of each series by resolution of the Board of Directors at the time of issuance subject in all cases to the laws of the State of Delaware applicable thereto, and set forth in a certificate of designation filed and recorded with respect to each series in accordance with the laws of the State of Delaware.

           Any and all such shares issued, and for which the full consideration has been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD; That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Selfix, Inc. has caused this Certificate to be signed by James E. Winslow, its Senior Vice President, this 6th day of June, 1995.

                                    SELFIX, INC.

                                    By:________________________________________
                                        James E. Winslow, Senior Vice President

                     CERTIFICATE OF OWNERSHIP AND MERGER
                                     OF
                             SAFETY SOURCE, INC.
                          (AN ILLINOIS CORPORATION)
                                    INTO
                                SELFIX, INC.
                          (A DELAWARE CORPORATION)

              IT IS HEREBY CERTIFIED THAT:

              FIRST: Selfix, Inc. (hereinafter sometimes referred to as the "Corporation") is a business corporation of the State of Delaware.

              SECOND: The Corporation is the owner of all of the issued and outstanding shares of stock of Safety Source, Inc., which is a business corporation of the State of Illinois.

              THIRD: The laws of the jurisdiction of organization of Safety Source, Inc. permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

              FOURTH: The Corporation hereby merges Safety Source, Inc. into the Corporation effective at 12:00:01 a.m. on February 18, 1997.

              FIFTH: The following is a copy of certain resolutions adopted on February 13, 1997, by the Board of Directors of the Corporation to merge said Safety Source, Inc. into the Corporation:

                   RESOLVED, that Safety Source, Inc. be merged into this
              Corporation, and that all of the estate, property, rights, privileges, powers, and franchises of Safety Source, Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Safety Source, Inc. in its name.

                   RESOLVED, that this Corporation assume all of the
              obligations of Safety Source, Inc.

                   RESOLVED, that this Corporation shall cause to be executed and filed and/or recorded.

                   RESOLVED, that the Chairman of the Board and Secretary of the
              Corporation are hereby authorized, empowered and directed to execute and deliver, in the name and on behalf of this

              Corporation, the documents prescribed by the laws of the State of Delaware and by the laws of the State of Illinois, and will cause to be performed all necessary acts within the jurisdiction of organization of Safety Source, Inc. and of this Corporation, and to take such actions, execute and deliver such certificates and such additional documents and effectuate such filings as are necessary, appropriate or expedient to implement the terms and provisions of the foregoing resolutions, the making of any such modifications, the execution and delivery of any such other documents and the taking of such other action to conclusively evidence their having so deemed.

      Executed on this 14th day of February, 1997.

                                  SELFIX, INC.

                                  By: _______________________________________
                                      James R. Tennant, Chairman of the Board

                          CERTIFICATE OF AMENDMENT
                       OF CERTIFICATE OF INCORPORATION
                                OF SELFIX, INC.

     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is Selfix, Inc.

     2. The Certificate of Incorporation of the Corporation is hereby amended as follows:

Amendment of Article NINTH to be restated in its entirety as follows:

      NINTH:

      (a) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by and in the manner set forth in the Delaware General Corporation Law, as the same exists, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except at provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

      (b) If a claim under paragraph (a) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

      (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      (e) For the purposes of this Article, references to "the Corporation" include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

           For the purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fine" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and reference to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     3. The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on September 26, 1988.



                                  ___________________________________ President

ATTEST:

__________________________
                 Secretary

                        AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of ____________ , 1998, is by and among SELFIX, INC., a Delaware Corporation ("Selfix"),
HPI MERGER, INC., a Delaware corporation ("Merger Sub"), and HOME
PRODUCTS INTERNATIONAL, INC., a Delaware corporation ("Home Products").

                           PRELIMINARY STATEMENTS

     Selfix has an authorized capitalization consisting of (i) 7,500,000 shares of Common Stock, $0.01 par value per share ("Selfix Common Stock") of which 3,891,714 shares are issued and outstanding, and (ii) 500,000 shares of Preferred Stock, $0.01 par value per share, of which no shares are issued and outstanding.

     Home Products has an authorized capitalization consisting of (i) 7,500,000 shares of Common Stock, $0.01 par value per share ("Home Products Common Stock") of which 1,000 shares are issued and outstanding and owned by Selfix, and (ii) 500,000 shares of Preferred Stock, $0.01 par value per share, of which no shares are issued and outstanding.

     Merger Sub has an authorized capitalization consisting of 1,000 shares of Common Stock, $0.01 par value per share ("Merger Sub Common Stock"), all of which are issued and outstanding and are owned by Home Products.

     The Board of Directors of each of Selfix, Home Products and Merger Sub has heretofore approved the Merger ("Merger") of Merger Sub with and into Selfix in accordance with the General Corporation Law of the State of Delaware ("DGCL") and upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Selfix, Home Products and Merger Sub hereby agree as follows:

                                  ARTICLE I

                                 THE MERGER

     Section 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, Merger Sub shall be merged with and into Selfix at the Effective Time (as hereinafter defined). Following the Effective Time, the separate corporate existence of Merger Sub shall cease and Selfix shall continue as the surviving corporation (in such capacity, the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

     Section 1.02. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the date hereof, Selfix shall file a copy of this Agreement with the Secretary of State of the State of Delaware and the Merger shall become effective at the later to occur of (i) the time of such filing and (ii) 12:01 a.m. on February 18, 1997 ("Effective Time").

     Section 1.03. Effects of the Merger. The Merger shall have the effects as set forth in Section 259 of the DGCL.

     Section 1.04.  Certificate Of Incorporation and Bylaws.

     (a) At the Effective Time, the Certificate of Incorporation of Selfix, as amended and in effect immediately prior to the Effective Time, shall be amended as set forth and as so amended shall thereafter continue in full force and effect as the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein and by the DGCL.

     Article FOURTH shall be amended to read in its entirety as follows:

     FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, $0.01 par value per share.

     Any and all such shares issued, and for which the full consideration has been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

     Article ELEVENTH shall be added and will read as follows:

     Any act or transaction by or involving the Corporation that requires for its adoption under the Delaware General Corporation Law ("DGCL") or the Corporation's Certificate of Incorporation the approval of the stockholders of the Corporation shall, in accordance with Section 251(g) of the DGCL, require, in addition, the approval of the stockholders of Home Products International, Inc. ("Home Products") (or any successor by merger), by the same vote as is required by the DGCL and/or by the Corporation's Certificate of Incorporation.

     (b) At the Effective Time, the By-laws of Merger Sub in effect on the date thereof, shall be the By-laws of the Surviving Corporation after the Effective Time until thereafter changed or amended as provided therein or by the DGCL.

     Section 1.05. Directors. The directors of Selfix immediately prior to the Effective Time shall be the directors of the Surviving Corporation and shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     Section 1.06. Officers. The officers of Selfix immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     Section 1.07. Treasury Stock. Selfix will, immediately prior to the Effective Time of the Merger, contribute to the capital of Home Products all of the shares of Selfix Common Stock then held by Selfix in its treasury.

                                 ARTICLE II

                  EFFECT OF THE MERGER ON THE CAPITAL STOCK
                     OF THE CONSTITUENT CORPORATIONS AND
                      ASSUMPTION OF CERTAIN OBLIGATIONS

     Section 2.01.  Effect on Capital Stock.

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of Selfix, Merger Sub or Home Products or any holder of capital stock of Selfix, Merger Sub or Home Products, the following events shall occur:

     (i) each issued and outstanding share of Selfix Common Stock shall, without further act or deed by Selfix or its stockholders, be converted into one share of Home Products Common Stock, and shall have the same designations, rights and powers and preferences, and the qualifications, limitations and restrictions thereof, as the Selfix Common Stock being converted. Each certificate representing shares of Selfix Common Stock immediately prior to the Effective Time shall be deemed without the need for any exchange or transfer to represent the same number of shares of Home Products Common Stock;

     (ii) each share of Selfix Common Stock then held by Home Products in its treasury immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of Home Products Common Stock held by Home Products in its treasury immediately after the Effective Time of the Merger;

     (iii) each issued and outstanding share of Merger Sub Common Stock shall be converted into one share of the common stock, $0.01 par value per share, of the Surviving Corporation; and

     (iv) each issued and outstanding share of Home Products Common Stock shall be canceled without any consideration being paid therefor.

     (b) From and after the Effective Time, holders of certificates formerly evidencing Selfix Common Stock shall cease to have any rights as stockholders of Selfix, except as provided by law; provided, however, that such holders shall have the rights set forth in Section 2.03 herein.

     Section 2.02. Assumption of Selfix' Obligations to Issue Capital Stock. Immediately prior to the Effective Time, Selfix was a party to or subject to certain agreements and arrangements, including stock options, and compensation plans and agreements, pursuant to which parties thereto or beneficiaries thereof acquired, or acquired certain rights to acquire, shares of Selfix Common Stock, including but not limited to: (i) Selfix, Inc. 1988 Stock Option Plan, (ii) Selfix, Inc. 1991 Stock Option Plan, (iii) Selfix, Inc. 1994 Stock Option Plan, and (iv) Selfix, Inc. 1995 Employee Stock Purchase Plan (all such stock options, and compensation plans and agreements being referred to herein individually as a "Plan"). At the Effective Time, Home Products shall adopt, assume, and agree to be bound by each and every Plan, and any right to acquire a share of capital stock of Selfix under any such Plan shall, without further act or deed by Selfix or its stockholders, be converted into a right to acquire a share of capital stock of Home Products pursuant to such Plan.

     Section 2.03. Option to Exchange Selfix Certificate. Each holder of a certificate formerly representing shares of Selfix Common Stock (a "Selfix Certificate"), shall have the option, upon surrender of such Selfix Certificate to Home Product's transfer agent ("Transfer Agent"), to receive a certificate or certificates of Home Products representing the number of shares of Home Products Common Stock into which the shares of Selfix Common Stock previously represented by such Selfix Certificate have been converted pursuant to this Agreement. The Transfer Agent shall accept such Selfix Certificates upon compliance with such reasonable terms and conditions as the Transfer Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Until surrendered and exchanged in accordance with this Section
2.03 or in the ordinary course, each Selfix Certificate shall be deemed and treated for all corporate purposes at any time after the Effective Time to evidence the ownership of the number of shares of Home Products Commons Stock into which such shares of Selfix Common Stock were converted pursuant to
Section 2.01(a).

     Section 2.04 Successor Issuer. It is the intent of the parties hereto that Home Products, as of the Effective Time, be deemed a "successor issuer" for all purposes under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

                                 ARTICLE III

                          AMENDMENT AND TERMINATION

     Section 3.01 Amendments and Waiver. No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom that waiver is sought to be enforced. No failure or delay on the part of any party hereto in exercising any right, power or privilege hereunder and no course of dealing between or among any of the parties shall operate as a waiver of any right, power or privilege hereunder. No single or partial exercise thereof or the exercise of any other right, power or privilege hereunder. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto to any other or further action in any circumstances without notice or demand.

     Section 3.02 Termination. At any time prior to the Effective Time, this Agreement may be terminated and abandoned by the parties. In the event of any termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties hereto or their respective officers or directors.

                                 ARTICLE IV

                                MISCELLANEOUS

     Section 4.01 Tax Free Reorganization. The Merger is intended to constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and this Agreement is intended to constitute a plan of reorganization.

     Section 4.02 Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns.

     Section 4.03 No Third Party Rights. Nothing in this Agreement shall be deemed to create any right in any creditor or other person or entity, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party.

     Section 4.04 Assignments. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any of the parties hereto and any attempt to do so shall be null and void.

     Section 4.05 Counterparts. This Agreement may be executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged thereby.

     Section 4.06 Severability. Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

     Section 4.07 Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     Section 4.08. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings among the parties hereto, whether written, oral or otherwise. There are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among the parties hereto concerning the subject matter hereof except as set forth herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed by their respective officers thereunto duly authorized on this ___ day of February, 1997.


ATTEST:                                 SELFIX, INC.


                                        By:
----------------------------               ------------------------------
Secretary                                  James R. Tennant,
                                           Chairman of the Board


ATTEST:                                 HPI MERGER, INC.


                                        By:
----------------------------               ------------------------------
Secretary                                  James R. Tennant,
                                           Chairman of the Board


ATTEST:                                 HOME PRODUCTS INTERNATIONAL, INC.


                                        By:
----------------------------               ------------------------------
Secretary                                  James R. Tennant,
                                           Chairman of the Board

                CERTIFICATE OF THE SECRETARY OF SELFIX, INC.


     I, James E. Winslow, the Secretary of Selfix, Inc., hereby certify that the Agreement and Plan of Merger to which this certificate is attached was duly adopted pursuant to Section 251(g) of the DGCL and that the conditions specified in the first sentence of Section 251(g) of the DGCL have been satisfied.

     WITNESS my hand this ____ day of February, 1997.


                                             ________________________________
                                             Secretary

              CERTIFICATE OF THE SECRETARY OF HPI MERGER, INC.


     I, James E. Winslow, the Secretary of HPI Merger, Inc., hereby certify that the Agreement and Plan of Merger to which this certificate is attached was duly adopted pursuant to Section 251(g) of the DGCL and that the conditions specified in the first sentence of Section 251(g) of the DGCL have been satisfied.

     WITNESS my hand this ____ day of February, 1997.


                                     ________________________________
                                     Secretary

                       CERTIFICATE OF THE SECRETARY OF
                      HOME PRODUCTS INTERNATIONAL, INC.


     I, James E. Winslow, the Secretary of Home Products International, Inc., hereby certify that the Agreement and Plan of Merger to which this certificate is attached was duly adopted pursuant to Section 251(g) of the DGCL and that the conditions specified in the first sentence of Section 251(g) of the DGCL have been satisfied.

     WITNESS my hand this ____ day of February, 1997.


                                         ________________________________
                                         Secretary